EXHIBIT 10.5

CUTTER & BUCK INC.

2000 STOCK INCENTIVE PLAN

ARTICLE 1.                             INTRODUCTION.

The Plan was adopted by the Board on June 30, 2000, subject to shareholder approval.  The purpose of the Plan is to promote the long-term success of the Company and the creation of shareholder value by (a) encouraging Employees and Consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees and Consultants with exceptional qualifications and (c) linking Employees and Consultants directly to shareholder interests through increased stock ownership.  The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares, Options (which may constitute incentive stock options or nonstatutory stock options) or stock appreciation rights.

The Plan shall be governed by, and construed in accordance with, the laws of the State of Washington.

ARTICLE 2.                             ADMINISTRATION.

2.1                                 Committee Composition.  The Plan shall be administered by the Committee.  The Committee shall consist exclusively of two or more directors of the Company, who shall be appointed by the Board.  In addition, the composition of the Committee shall satisfy:

(a)                                  Such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and

(b)                                 Such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under section 162(m)(4)(C) of the Code.

2.2                                 Committee Responsibilities.  The Committee shall (a) select the Employees and Consultants who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards, (c) interpret the Plan and (d) make all other decisions relating to the operation of the Plan.  The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan.  The Committee’s determinations under the Plan shall be final and binding on all persons.

2.3                                 Committee for Non-Officer Grants.  The Board may also appoint a secondary committee of the Board, which shall be composed of two or more directors of the Company who need not satisfy the requirements of Section 2.1.  Such secondary committee may administer the Plan with respect to Employees and Consultants who are not considered officers or directors of the Company under section 16 of the Exchange Act, may grant Awards under the Plan to such Employees and Consultants and may determine all features and conditions of such Awards.  Within the limitations of this Section 2.3, any reference in the Plan to the Committee shall include such secondary committee.

ARTICLE 3.                             SHARES AVAILABLE FOR GRANTS.

3.1                                 Basic Limitation.  Common Shares issued pursuant to the Plan may be authorized but unissued shares.  The aggregate number of Options, SARs and Restricted Shares awarded under the Plan shall not exceed (a) 1,026,031 plus (b) the additional Common Shares described in Sections 3.2 and 3.3.  Notwithstanding the foregoing, the aggregate number of Restricted Shares awarded under the Plan shall not exceed 100,000.  The limitations of this Section 3.1 shall be subject to adjustment pursuant to Article 9.

3.2                                 Additional Shares.  If Restricted Shares or Common Shares issued upon the exercise of Options are forfeited, then such Common Shares shall again become available for Awards under the Plan.  If Options or SARs are forfeited or terminate for any other reason before being exercised, then the corresponding Common Shares shall again become available for Awards under the Plan.  If SARs are exercised, then only the number of Common Shares (if any) actually issued in settlement of such SARs shall reduce the number available under Section 3.1 and the balance shall again become available for Awards under the Plan.  The foregoing notwithstanding, the aggregate number of Common Shares that may be issued under the Plan upon the exercise of ISOs shall not be increased when Restricted Shares or other Common Shares are forfeited.

3.3                                 Dividend Equivalents.  Any dividend equivalents paid or credited under the Plan shall not be applied against the number of Restricted Shares, Options or SARs available for Awards.

ARTICLE 4.                             ELIGIBILITY.

4.1                                 Incentive Stock Options.  Only Employees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs.  In addition, an Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the requirements set forth in section 422(c)(6) of the Code are satisfied.

4.2                                 Other Grants.  Only Employees and Consultants shall be eligible for the grant of Restricted Shares, NSOs or SARs.

ARTICLE 5.                             OPTIONS.

5.1                                 Stock Option Agreement.  Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company.  Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan.  The Stock Option Agreement shall specify whether the Option is an ISO or an NSO.  The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.  Options may be granted in consideration of a reduction in the Optionee’s other compensation.

5.2                                 Number of Shares.  Each Stock Option Agreement shall specify the number of Common Shares subject to the Option and shall provide for the adjustment of such number in accordance with Article 9.  Options granted to any Optionee in a single fiscal year of the Company shall not cover more than 50,000 Common Shares, except that Options granted to a new Employee in the fiscal year of the Company in which his or her service as an Employee first commences shall not cover more than 100,000 Common Shares.  The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Article 9.

5.3                                 Exercise Price.  Each Stock Option Agreement shall specify the Exercise Price; provided that the Exercise Price under an Option shall in no event be less than 100% of the Fair Market Value of a Common Share on the date of grant.

5.4                                 Exercisability and Term.  Each Stock Option Agreement shall specify the date or event when all or any installment of the Option is to become exercisable.  The Stock Option Agreement shall also specify the term of the Option; provided that the term of an Option shall in no event exceed 10 years from the date of grant.  A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s service.  Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited.

5.5                                 Effect of Change in Control.  The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable as to all or part of the Common Shares subject to such Option in the event that a Change in Control occurs with respect to the Company, provided that, in the case of an ISO, the acceleration of exercisability shall not occur without the Optionee’s written consent.

5.6                                 Modification or Assumption of Options.  Within the limitations of the Plan, the Committee may modify outstanding options, but may not reprice outstanding options or accept the cancellation of outstanding options in return for the grant of new options for the same or a different number of shares or at the same or a different Exercise Price.  The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option.

5.7                                 Buyout Provisions.  The Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

ARTICLE 6.                             PAYMENT FOR OPTION SHARES.

6.1                                 General Rule.  The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such Common Shares are purchased, except as follows:

(a)                                  In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement.  The Stock Option Agreement may specify that payment may be made in any form(s) described in this Article 6.

(b)                                 In the case of an NSO, the Committee may at any time accept payment in any form(s) described in this Article 6.

6.2                                 Surrender of Stock.  To the extent that this Section 6.2 is applicable, all or any part of the Exercise Price may be paid by surrendering, or attesting to the ownership of, Common Shares that are already owned by the Optionee.  Such Common Shares shall be valued at their Fair Market Value on the date when the new Common Shares are purchased under the Plan.  The Optionee shall not surrender, or attest to the ownership of, Common Shares in payment of the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

6.3                                 Exercise/Sale.  To the extent that this Section 6.3 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the Common Shares being purchased under the Plan and to deliver all or part of the sales proceeds to the Company.

6.4                                 Exercise/Pledge.  To the extent that this Section 6.4 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to pledge all or part of the Common Shares being purchased under the Plan to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company.

6.5                                 Promissory Note.  To the extent that this Section 6.5 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) a full-recourse promissory note.

6.6                                 Other Forms of Payment.  To the extent that this Section 6.6 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid in any other form that is consistent with applicable laws, regulations and rules.

ARTICLE 7.                             STOCK APPRECIATION RIGHTS.

7.1                                 SAR Agreement.  Each grant of an SAR under the Plan shall be evidenced by an SAR Agreement between the Optionee and the Company.  Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan.  The provisions of the various SAR Agreements entered into under the Plan need not be identical.  SARs may be granted in consideration of a reduction in the Optionee’s other compensation.

7.2                                 Number of Shares.  Each SAR Agreement shall specify the number of Common Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Article 9.  SARs granted to any Optionee in a single calendar year shall in no event pertain to more than 50,000 Common Shares, except that SARs granted to a new Employee in the fiscal year of the Company in which his or her service as an Employee first commences shall not pertain to more than 100,000 Common Shares.  The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Article 9.

7.3                                 Exercise Price.  Each SAR Agreement shall specify the Exercise Price.  An SAR Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the SAR is outstanding.

7.4                                 Exercisability and Term.  Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable.  The SAR Agreement shall also specify the term of the SAR.  An SAR Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s service.  SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited.  An SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter.  An SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

7.5                                 Effect of Change in Control.  The Committee may determine, at the time of granting an SAR or thereafter, that such SAR shall become fully exercisable as to all Common Shares subject to such SAR in the event that a Change in Control occurs with respect to the Company.

7.6                                 Exercise of SARs.  Upon exercise of an SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Common Shares, (b) cash or (c) a combination of Common Shares and cash, as the Committee shall determine.  The amount of cash and/or the Fair Market Value of Common Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Common Shares subject to the SARs exceeds the Exercise Price.  If, on the date when an SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion.

7.7                                 Modification or Assumption of SARs.  Within the limitations of the Plan, the Committee may modify outstanding SARs, but may not reprice outstanding SARs or accept the cancellation of outstanding SARs in return for the grant of new SARs for the same or a different number of shares and at the same or a different exercise price.  The foregoing notwithstanding, no modification of an SAR shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such SAR.

ARTICLE 8.  RESTRICTED SHARES.

8.1                                 Restricted Stock Agreement.  Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company.  Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan.  The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

8.2                                 Payment for Awards.  Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, full-recourse promissory notes, past services and future services.

8.3                                 Vesting Conditions.  Each Award of Restricted Shares may or may not be subject to vesting.  Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement.  A Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events.  The Committee may determine, at the time of granting Restricted Shares or thereafter, that all or part of such Restricted Shares shall become vested in the event that a Change in Control occurs with respect to the Company.

8.4                                 Voting and Dividend Rights.  The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other shareholders.  A Restricted Stock Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares.  Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

ARTICLE 9.  PROTECTION AGAINST DILUTION.

9.1                                 Adjustments.  In the event of a subdivision of the outstanding Common Shares, a declaration of a distribution payable in Common Shares, a declaration of a distribution payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of:

(a)                                  The number of Options, SARs and Restricted Shares available for future Awards under Article 3;

(b)                                 The limitations set forth in Sections 5.2 and 7.2;

(c)                                  The number of Common Shares covered by each outstanding Option and SAR; or

(d)                                 The Exercise Price under each outstanding Option and SAR.

Except as provided in this Article 9, a Participant shall have no rights in connection with any of the events described above or by reason of any issuance by the Company of stock of any class or securities convertible into stock of any class in connection with any of the events described above, any payment of any distribution described above.

9.2                                 Dissolution or Liquidation.  To the extent not previously exercised or settled, Options and SARs shall terminate immediately prior to the dissolution or liquidation of the Company.

9.3                                 Reorganizations.  If the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization.  Such agreement shall provide for:

(a)                                  The continuation of the outstanding Awards by the Company, if the Company is a surviving corporation;

(b)                                 The assumption of the outstanding Awards by the surviving corporation or its parent or subsidiary;

(c)                                  The substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding Awards;

(d)                                 Full exercisability and vesting, and accelerated expiration of the outstanding Awards; or

(e)                                  Settlement of the full value of the outstanding Awards in cash or cash equivalents followed by cancellation of such Awards.

ARTICLE 10.  LIMITATION ON RIGHTS.

10.1                           Retention Rights.  Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee or Consultant.  The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate the service of any Employee or Consultant at any time, with or without cause, subject to applicable laws, the Company’s certificate of incorporation and by-laws and a written employment agreement (if any).

10.2                           Shareholders’ Rights.  A Participant shall have no dividend rights, voting rights or other rights as a shareholder with respect to any Common Shares covered by his or her Award prior to the time when a stock certificate for such Common Shares is issued or, if applicable, the time when he or she becomes entitled to receive such Common Shares by filing any required notice of exercise and paying any required Exercise Price.  No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.

10.3                           Regulatory Requirements.  Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required.  The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

ARTICLE 11.  WITHHOLDING TAXES.

11.1                           General.  To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan or any Award granted thereunder.  The Company shall not be required to issue any Common Shares or make any cash payment under the Plan or any Award granted thereunder until such obligations are satisfied.

11.2                           Share Withholding.  The Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Common Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Common Shares that he or she previously acquired.  Such Common Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash.

ARTICLE 12.  FUTURE OF THE PLAN.

12.1                           Term of the Plan.  The Plan, as set forth herein, shall become effective upon approval by the Company’s shareholders.  The Plan shall remain in effect until it is terminated under Section 12.2, except that no ISOs shall be granted on or after the 10th anniversary of the later of (a) the date when the Board adopted the Plan or (b) the date when the Board adopted the most recent increase in the number of Common Shares available under Article 3 which was approved by the Company’s shareholders.

12.2                           Amendment or Termination.  The Board may, at any time and for any reason, amend or terminate the Plan.  An amendment of the Plan shall be subject to the approval of the Company’s shareholders only to the extent required by applicable laws, regulations or rules.  No Awards shall be granted under the Plan after the termination thereof.  The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.

ARTICLE 13.  DEFINITIONS.

13.1                           “Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

13.2                           “Award” means any award of an Option, an SAR or a Restricted Share under the Plan.

13.3                           “Board” means the Company’s Board of Directors, as constituted from time to time.

13.4                           “Change in Control” shall mean:

(a)                                  The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not shareholders of the Company immediately prior to such merger, consolidation or other reorganization;

(b)                                 The sale, transfer or other disposition of all or substantially all of the Company’s assets;

(c)                                  A change in the composition of the Board, as a result of which fewer than 50% of the incumbent directors are directors who either (i) had been directors of the Company on the date 24 months prior to the date of the event that may constitute a Change in Control (the “original directors”) or (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved; or

(d)                                 Any transaction as a result of which any person is the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 30% of the total voting power represented by the Company’s then outstanding voting securities.  For purposes of this Paragraph (d), the term “person” shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Parent or Subsidiary and (ii) a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

13.5                           “Code” means the Internal Revenue Code of 1986, as amended.

13.6                           “Committee” means a committee of the Board, as described in Article 2.

13.7                           “Common Share” means one share of the common stock of the Company.

13.8                           “Company” means Cutter & Buck Inc., a Washington corporation.

13.9                           “Consultant” means a consultant or adviser who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor.  Service as a Consultant shall be considered employment for all purposes of the Plan, except as provided in Section 4.1.

13.10                     “Employee” means a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

13.11                     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

13.12                     “Exercise Price,” in the case of an Option, means the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement.  “Exercise Price,” in the case of an SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Common Share in determining the amount payable upon exercise of such SAR.

13.13                     “Fair Market Value” means the market price of Common Shares, determined by the Committee in good faith on such basis, as it deems appropriate.  Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in the Wall Street Journal.  Such determination shall be conclusive and binding on all persons.

13.14                     “ISO” means an incentive stock option described in Section 422(b) of the Code.

13.15                     “NSO” means a stock option not described in sections 422 or 423 of the Code.

13.16                     “Option” means an ISO or NSO granted under the Plan and entitling the holder to purchase Common Shares.

13.17                     “Optionee” means an individual or estate who holds an Option or SAR.

13.18                     “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.  A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

13.19                     “Participant” means an individual or estate who holds an Award.

13.20                     “Plan” means this 2000 Stock Incentive Plan, as amended from time to time.

13.21                     “Restricted Share” means a Common Share awarded under the Plan.

13.22                     “Restricted Stock Agreement” means the agreement between the Company and the recipient of a Restricted Share, which contains the terms, conditions and restrictions pertaining to such Restricted Share.

13.23                     “SAR” means a stock appreciation right granted under the Plan.

13.24                     “SAR Agreement” means the agreement between the Company and an Optionee, which contains the terms, conditions and restrictions pertaining to his or her SAR.

13.25                     “Stock Option Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

13.26                     “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.  A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.